Exhibit 99.1

Press Contact: Michael T. Burns Investor Relations Harris Interactive Inc. 800-866-7655 x7328 mburns@harrisinteractive.com
Harris Interactive® Reports Third Quarter Fiscal 2010 Results
Continues Focus on Rebuilding Revenue; Makes Progress on Many Key Initiatives
New York, N.Y. — April 29, 2010 — Harris Interactive Inc. (NASDAQ: HPOL), a leading innovative global market research firm, today announced its financial results for the third quarter of fiscal 2010. Kimberly Till, President and Chief Executive Officer of Harris Interactive, said, “While I believe that we have made significant progress throughout this fiscal year in executing on many of our key initiatives, as well as improving our overall financial performance, we still have more work to do to achieve greater revenue and profit growth. I believe that we have maintained an appropriate cost structure, so our primary focus right now is on building our revenue base, especially in the U.S. I am working closely with our U.S. industry sector heads to significantly increase our sales activity and pipeline to help drive as much revenue as possible in Q4 and beyond. One of the keys to increasing revenue will be the successful roll-out of several cutting edge offerings that we have recently commercialized and are now introducing to the market.”
Financial Highlights

	For the Three Months		For the Nine Months
	Ended March 31,		Ended March 31,
$ in millions — unaudited	2010	2009	2010	2009

Revenue	$41.2	$39.9	$124.8	$140.9
Operating loss	$(0.9)	$(7.3)	$(0.7)	$(56.4)
Net loss	$(1.6)	$(6.7)	$(0.9)	$(74.6)
Fully diluted net loss per share	$(0.03)	$(0.12)	$(0.02)	$(1.39)

Adjusted EBITDA*	$1.3	$(4.8)	$6.0	$(7.4)
Adjusted EBITDA* with add-back of restructuring and other charges	$1.4	$0.5	$6.7	$4.4

*	EBITDA is a non-GAAP measure. Adjusted EBITDA, also a non-GAAP measure, is EBITDA less stock-based compensation and non-cash goodwill impairment charges.
Key Financial Statistics
•	Total revenue for the third quarter of fiscal 2010 was $41.2 million, as compared with $39.9 million for the same prior year period. Revenue for the third quarter of fiscal 2010 included a favorable foreign currency impact of $1.7 million.

•	Operating loss for the third quarter of fiscal 2010 was $(0.9) million, as compared with an operating loss of $(7.3) million for the same prior year period.

©2010 Harris Interactive Inc.	All rights reserved.

•	Net loss for the third quarter of fiscal 2010 was $(1.6) million, or $(0.03) per fully diluted share, as compared with a net loss of $(6.7) million, or $(0.12) per fully diluted share for the same prior year period.

•	Bookings for the third quarter of fiscal 2010 were $44.7 million, as compared with $37.9 million for the same prior year period. Excluding a favorable foreign currency impact of $4.5 million, bookings for the third quarter were up 6% compared with the same prior year period.

•	Secured revenue (formerly referred to as backlog) for the third quarter of fiscal 2010 was $54.6 million, as compared with $56.0 million for the same prior year period.

•	Non-GAAP Adjusted EBITDA* with add-back of restructuring and other charges for the third quarter of fiscal 2010 was $1.4 million, as compared with $0.5 million for the same prior year period.
Ms. Till continued, “I previously laid out our three phase roadmap for the next few years. The first phase is to turnaround all the key parts of our business. I am very pleased with the progress that we have made in our international operations. France and Germany are having a very strong year with sales growth at both new and existing clients. We have put a strong sales team and process in place in the U.K., which should deliver stronger revenue and profit performance over the coming quarters. The management and operational changes we recently made in Asia are already having a positive effect in the region. Additionally, our Canadian business is showing positive sales growth. In the U.S., we are still making improvements to the business that are not fully implemented but should help improve our financial performance over time. These improvements, which include putting in place stronger management and sales resources and focusing on selling more differentiated products and solutions with higher margins, have shown positive early results but are unlikely to fully impact the numbers until a few quarters from now.”
Ms. Till concluded, “The second phase of our roadmap involves creating economies of scale to deliver faster turnaround of client work with improved quality and reduced cost, and developing and commercializing innovative products, solutions, and capabilities that command premium pricing and enable us to be more competitive in the market. We’ve made significant progress in these areas. We are in the process of implementing many operational improvements and have recently commercialized and are now introducing to the market several cutting edge client offerings that we believe will create sales opportunities at new clients and stimulate incremental sales at existing clients over time. Once we’ve returned the company to a leadership position in the market research industry, we’ll focus on the final phase of our roadmap, expanding into new and related market segments.”
Third Quarter Results Conference Call and Webcast Access
Kimberly Till, President and CEO, will host a conference call to discuss these results on Thursday, April 29, 2010, at 5:00 p.m. ET. Formal remarks will be followed by a question and answer session.
To access the conference call, please dial toll-free 877.303.9858 in the United States and Canada, or 408.337.0139 internationally.
A live webcast of the conference call also will be accessible via the Investor Relations section of our website at http://ir.harrisinteractive.com/, where an archived replay of the webcast will be available for 30 days following the call. No telephone replay of the conference call will be provided. This media release will be

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available under the Investor Relations section of our website at http://ir.harrisinteractive.com/ prior to the call.
Cautionary Note Regarding Forward Looking Statements
Certain statements in this press release and oral statements made by the Company on its conference call in relation to this release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, among others, statements as to future economic performance, projections as to financial items, estimates, and plans and objectives for future operations, products and services. In some cases, you can identify forward-looking statements by terminology such as, “may”, “should”, “expects”, “plans”, “anticipates”, “feel”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “consider”, “possibility”, or the negative of these terms or other comparable terminology. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Such risks and uncertainties include, without limitation, risks detailed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, as updated quarterly in our Quarterly Reports on Form 10-Q to reflect additional material risks. The Company has filed its reports on Forms 10-K and 10-Q with the Securities and Exchange Commission, and they are available under the Investor Relations section of our website at http://ir.harrisinteractive.com/. Risks and uncertainties also include the continued volatility of the global macroeconomic environment and its impact on the Company and its clients, the Company’s ability to sustain and grow its revenue base, the Company’s ability to maintain and improve cost efficient operations, the impact of reorganization and restructuring and related charges, quarterly variations in financial results, actions of competitors, the Company’s ability to develop and maintain products and services attractive to the market, and uncertainties surrounding compliance with certain NASDAQ listing requirements.
You are urged to consider these factors carefully in evaluating such forward-looking statements and are cautioned not to place undue reliance on them. The forward-looking statements are qualified in their entirety by this cautionary statement.
About Harris Interactive
Harris Interactive is one of the world’s leading custom market research firms, leveraging research, technology, and business acumen to transform relevant insight into actionable foresight. Known widely for the Harris Poll and for pioneering innovative research methodologies, Harris offers expertise in a wide range of industries including healthcare, technology, public affairs, energy, telecommunications, financial services, insurance, media, retail, restaurant, and consumer package goods. Serving clients in over 215 countries and territories through our North American, European, and Asian offices and a network of independent market research firms, Harris specializes in delivering research solutions that help us — and our clients — stay ahead of what’s next. For more information, please visit www.harrisinteractive.com.
HPOL — E

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HARRIS INTERACTIVE INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	March 31,	June 30,
	2010	2009

Assets
Cash and cash equivalents	$12,697	$16,752
Marketable securities	501	1,010
Accounts receivable, net	23,274	23,163
Unbilled receivables	6,668	6,520
Prepaids and other current assets	6,146	7,244
Deferred tax assets	785	632

Total current assets	50,071	55,321

Property, plant and equipment, net	5,570	8,015
Other intangibles, net	17,587	18,540
Deferred tax assets	279	284
Other assets	1,896	2,367

Total assets	$75,403	$84,527

Liabilities and Stockholders’ Equity
Accounts payable	$7,111	$6,738
Accrued expenses	16,325	18,349
Current portion of long-term debt	6,925	6,925
Deferred revenue	11,346	12,531

Total current liabilities	41,707	44,543

Long-term debt	10,388	15,581
Deferred tax liabilities	2,864	3,163
Other long-term liabilities	2,225	3,117

Total stockholders’ equity	18,219	18,123

Total liabilities and stockholders’ equity	$75,403	$84,527

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HARRIS INTERACTIVE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three months ended		Nine months ended
	March 31,		March 31,
	2010	2009	2010	2009

Revenue from services	$41,203	$39,917	$124,767	$140,857

Operating expenses:
Cost of services	26,569	24,912	79,083	87,474
Selling, general and administrative	13,829	15,159	40,641	51,884
Depreciation and amortization	1,656	1,832	5,130	5,827
Restructuring and other charges	92	5,341	623	11,813
Goodwill impairment charge	—	—	—	40,250

Total operating expenses	42,146	47,244	125,477	197,248

Operating loss	(943)	(7,327)	(710)	(56,391)
Operating margin	-2.3%	-18.4%	-0.6%	-40.0%

Interest and other income	(30)	(54)	(57)	(379)
Interest expense	524	647	1,560	2,477

Loss from operations before income taxes	(1,437)	(7,920)	(2,213)	(58,489)
Provision (benefit) for income taxes	121	(1,209)	(1,354)	16,105

Net loss	$(1,558)	$(6,711)	$(859)	$(74,594)

Basic net loss per share	$(0.03)	$(0.12)	$(0.02)	$(1.39)

Diluted net loss per share	$(0.03)	$(0.12)	$(0.02)	$(1.39)

Weighted average shares outstanding -
Basic	54,247,286	53,716,854	54,027,408	53,480,815

Diluted	54,247,286	53,716,854	54,027,408	53,480,815

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Reconciliation of GAAP Income to EBITDA and Adjusted EBITDA

	Three months ended		Nine months ended
	March 31,		March 31,
	2010	2009	2010	2009

GAAP net loss	$(1,558)	$(6,711)	$(859)	$(74,594)
Interest income	(30)	(54)	(57)	(379)
Interest expense	524	647	1,560	2,477
Provision for income taxes	121	(1,209)	(1,354)	16,105
Depreciation and amortization	2,011	2,206	6,225	6,944

EBITDA	$1,068	$(5,121)	$5,515	$(49,447)
Goodwill impairment charge	—		—	40,250
Stock-based compensation *	203	298	523	1,752

Adjusted EBITDA	$1,271	$(4,823)	$6,038	$(7,445)

Adjusted EBITDA	$1,271	$(4,823)	$6,038	$(7,445)
Add-back of restructuring and other charges	92	5,341	623	11,813

Adjusted EBITDA with add-back of restructuring and other charges	$1,363	$518	$6,661	$4,368

*	Stock-based compensation expense represents the cost of stock-based compensation awarded by the Company to its employees under FASB Statement 123(R), “Share-Based Payments”.

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